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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2003 (except the last paragraph of Note 1,
as to which the date is                 ) in Amendment No. 1 to the Registration
Statement (Form S-1 No. 333-108028) and related Prospectus of AMIS Holdings, Inc. for the registration of common stock.


                                                               Ernst & Young LLP

Salt Lake City, Utah

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in the last paragraph of Note 1 to the combined/consolidated financial statements.



                                                           /s/ Ernst & Young LLP


Salt Lake City, Utah
August 29, 2003